UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Drive, Suite 180 Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On March 4, 2016, SunEdison, Inc. (the “Company”) issued a press release regarding the Settlement Agreement described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended or the Securities Exchange Act of 1934, as amended.

Item 8.01    Other Events.

On March 3, 2016, the Company, SunEdison Holdings Corporation (“Holdings”), a wholly owned subsidiary of the Company, and TerraForm Power, Inc., a controlled affiliate of the Company (“TERP,” and together with the Company and Holdings, the “Respondents”), entered into a Settlement and Release Agreement (the “Settlement Agreement”) with BTG Pactual Brazil Infrastructure Fund II, L.P., P2 Brasil Private Infrastructure Fund II, L.P., P2 Fund II LAP Co-Invest, L.P., P2 II LAP Co-Invest UK, L.P., GMR Holding B.V. (collectively, the “LAP Shareholders”), and Roberto Sahade, LAP’s chief executive officer (together with the LAP Shareholders and the Respondents, the “Parties”). The Settlement Agreement resolves the disputes between the Parties in connection with the previously announced termination of that certain Amended and Restated Share Purchase Agreement, dated May 19, 2015 (the “Share Purchase Agreement”), among Holdings and the LAP Shareholders, and the related guarantees issued by the Company and TERP, relating to the acquisition of Latin America Power Holding, B.V. (“LAP”), that are the subject of an arbitration proceeding (the “Arbitration”) at the International Court of Arbitration in New York, and a related action (the “Action”) pending in the Supreme Court of the State of New York, County of New York (the “Court”).
The Settlement Agreement requires the Company to pay LAP a total of $28.5 million in installments over the course of 2016, in exchange for and contingent on the termination of the Arbitration, withdrawal without prejudice of the Action, and vacation of a temporary restraining order issued in the Action. Pursuant to the Settlement Agreement, the Parties jointly notified the International Court of Arbitration that the Arbitration should be terminated, and filed a joint stipulation with the Court (i) withdrawing the Action without prejudice, and (ii) requesting that the temporary restraining order be vacated. TERP does not have any payment obligations under the Settlement Agreement.
None of the Parties has admitted to any wrongdoing or liability with respect to the claims asserted in the Arbitration and/or the Action, and the Parties have granted each other full releases of any further obligations under the Share Purchase Agreement and related agreements (including any guarantees), subject to the Company’s fulfillment of its payment obligations under the Settlement Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016
SUNEDISON, INC.

By:    /s/ Martin H. Truong
Martin H. Truong
Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Description
99.1     Press release dated March 4, 2016